UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 48th Floor
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PC	New York Stock Exchange
8.875% Senior Notes due 2029	MFAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 29, 2024, MFA Financial, Inc., a Maryland corporation (the “Company”), entered into a Distribution Agreement (the “Agreement”) by and among (i) the Company and (ii) Goldman Sachs & Co. LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC (the “Sales Agents”). Under the terms of the Agreement, the Company may offer and sell shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $300,000,000 (the “Shares”) from time to time through any of the Sales Agents.

Pursuant to the Agreement, the Shares may be offered and sold through the Sales Agents in transactions deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Under the Agreement, each Sales Agent (at the Company’s election) will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. Under the Agreements, the Company will pay each of the Sales Agents a commission that will be 1.0% of the gross sales price per share of Shares sold through it. The Agreement contains customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

Shares sold under the Agreement, if any, will be issued pursuant to the Company’s registration statement on Form S-3ASR (No. 333-267632), and a related prospectus, filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2022, as supplemented by the prospectus supplement, filed with the SEC on February 29, 2024, as the same may be amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement. In connection with the registration of the Shares under the Securities Act, the legal opinion of Venable LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On February 27, 2024, the Board of Directors (the “Board”) of the Company authorized a stock repurchase program (the “Repurchase Program”), pursuant to which the Company is authorized to repurchase up to $200,000,000 of its Common Stock through December 31, 2025. The Repurchase Program does not require the purchase of any minimum number of shares. The timing and extent to which the Company repurchases its Common Stock will depend upon, among other things, market conditions, share price, liquidity, regulatory requirements and other factors, and repurchases may be commenced or suspended at any time without prior notice. Acquisitions under the Repurchase Program may be made in the open market, through privately negotiated transactions or block trades or other means, in accordance with applicable securities laws (including, in the Company’s discretion, through the use of one or more plans adopted under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended. The Repurchase Program supersedes the Company’s previous common stock repurchase program authorized by the Board on March 11, 2022 in its entirety, which expired on December 31, 2023.

The information referenced in this Current Report on Form 8-K under this Item 7.01 is being “furnished” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K under this Item 7.01 is and will not be incorporated by reference into any registration statement or other document filed by MFA pursuant to the Securities Act of 1933, as amended), except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit

1.1	Distribution Agreement, dated February 29, 2024, by and among the Company and Goldman Sachs & Co. LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP regarding the legality of the Shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and General Counsel

Date: February 29, 2024